This AGREEMENT AND PLAN OF REORGANIZATION (including the Exhibits hereto, this “Agreement”), dated as of June 23, 2011, is made and agreed to by and among Crown City Holdings, Inc., a Florida corporation (“CCHI”), American Post Tension, Inc., a Delaware corporation (“APTI”), Post Tension of Nevada, Inc., a Nevada corporation and a direct wholly-owned subsidiary of APTI (“PTNI”), and the undersigned majority shareholders of APTI (hereinafter “APTI Majority Shareholders”).

RECITALS

WHEREAS, the respective Boards of Directors of each of CCHI and APTI have determined that it is in the best interests of their respective corporations and stockholders that CCHI and APTI engage in a business combination in order to advance the long-term strategic business interests of CCHI and APTI, in which CCHI will tarnsafer all of the outstanding stock of Crown City Pictures, Inc., a Florida corporation, (“CCPI”) to APTI, on the terms and subject to the conditions set forth herein;

WHEREAS, as part of the business combination, all of the outstanding stock of PTNI will be transferred to the APTI Majority Shareholders and the business currently operated by PTNI and APTIL will be transferred and conveyed to a newly formed Nevada limited liability company owned by the APTI Majority Shareholders (the “LLC”), in exchange for shares of the common stock of APTI held by the APTI Majority Shareholders, as hereafter provided;

WHEREAS, for federal income tax purposes, it is intended that the business combination qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”);

WHEREAS, the Board of Directors of APTI has approved this Agreement and determined that the terms of this Agreement are fair to and in the best interests of APTI and its stockholders and approved of the issuance of shares of common stock as well as preferred stock, of APTI (“APTI Stock”) to CCHI and the transfer of the outstanding stock of PTNI to the APTI Majority Shareholders and the transfer and conveyance of the businesses of APTI and PTNI to a newly formed Nevada limited liability company owned by the APTI Majority Shareholders;

WHEREAS, the Board of Directors of CCHI has adopted this Agreement and has determined that the Transaction is in the best interests of its sole shareholder;

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE 1
THE TRANSACTIONS

Section 1.1  THE ACQUISITION.  Upon the terms and subject to the conditions hereinafter set forth, and in accordance with the General Corporation Law of Delaware (“GCLD”), at the Effective Time, CCHI shall transfer to APTI all of the issued and outstanding stock of CCPI in exchange for the consideration set forth in Section 2.2 of this Agreement.  At the Effective Time, as defined below, APTI will effect a name change pursuant to the GCLD, changing its corporate name to Crown City Pictures, Inc.

SECTION 1.2  THE SPIN-OFF. Upon the terms and subject to the conditions hereinafter set forth, and in accordance with the GCLD, at the Effective Time, APTI shall transfer and assign all of its liabilities and debts to NPTI, APTI shall transfer and convey all of its operating and business assets to the LLC, and NPTI shall transfer and convey all of its operating and business assets to the

LLC, in return for the consideration set forth in Section 2.1 of this Agreement.

Section 1.3  CLOSING; EFFECTIVE TIME.

(a) The Closing.  Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement shall occur simultaneously (the “Closing”) and shall take place (i) at the offices of either APTI or CCHI, effective on or before June 30, 2011 at 4:00p.m. local time, or (ii) at such other time, date or place as APTI and CCHI may agree in writing. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

 (b) Effective Time of the Transaction.  As soon as practicable on the Closing Date, APTI shall file with the Secretary of State of the State of Delaware (the “Delaware Secretary”) articles of Transaction with respect to the Transaction (the “Articles of Transaction”), which Articles of Transaction shall be in such form as is required by, and executed and acknowledged in accordance with, the GCLD. The Transaction shall become effective at such date and time as APTI and CCHI shall mutually agree and shall be specified in the Articles of Transaction; provided that (i) such date and time shall be on or after the time of filing of the Articles of Transaction and (ii) the Transaction shall become effective at the same date and time. As used in this Agreement, the term “Effective Time” shall mean the date and time when the Transaction becomes effective.

Section 1.4  DIRECTORS AND EXECUTIVE OFFICERS.

(a) At Closing, the APTI Majority Sharehodlers shall resign as directors of APTI, teo nominees named by CCHI shall be appointed as directors of APTI, and the officers of the Surviving Corporation shall be elected by the newly named Board of Directors of APTI, in each case, until their respective successors are duly elected and qualified.

Section 1.5  ACTIONS OF APTI.  APTI in its capacity as the sole shareholder of PTNI, by its execution and delivery hereof, consents to PTNI entering into and performing this Agreement and the transactions contemplated hereby. APTI shall take all actions necessary to cause PTNI to take any actions necessary in order to consummate the Transaction and the other transactions contemplated hereby.

ARTICLE 2
TRANSFER AND CONVERSION OF SECURITIES

Section 2.1  APTI MAJORITY SHAREHOLDERS’ CAPITAL STOCK.  At the Effective Time, the APTI Majority Shareholders shall deliver to APTI 23,324,425 shares of APTI common stock held by them, which shares shall be immediately cancelled and retired by APTI and shall cease to exist, and shall assume all of the existing and outstanding debts and liabilities of APTI in exchange for 100 percent of the outstanding shares of PTNI common stock, distributed equally to the APTI Majority Shareholders, as well as the transfer of the business and operating assets of APTI and NPTI to the LLC.

Section 2.2   ISSUANCE OFCAPITAL STOCK OF APTI.  At the Effective Time, APTI shall issue to, or as directed by, CCHI, 20,000,000 shares of common stock of APTI and 1,000,000 shares of preferred stock of APTI, which preferred shares shall have at all times a vote equal to 51 percent of the total shareholder vote on any matter and such other rights and preferences as are set forth in a Statement of Rights and Preferences for the preferred stock executed and filed at or before the Effective Date, in form acceptable to CCHI.  All of such shares of APTI Common Stock issued pursuant to this Section 2.2 shall be duly authorized and validly issued and free of preemptive rights, with no personal liability attaching to the ownership thereof.

SECTION 2.3  SHARE ADJUSTMENT.  In the event that the average closing price of the common stock of APTI on the date which is the last day of the first full calendar month ending not less than ninety (90) days after the date of Closing, and for each calendar month thereafter for a total of 12 months after Closing, shall be less than the closing price for the common stock of APTI on the date of this agreement, then APTI shall issue to the APTI Majority Shareholders additional shares of APTI common stock such that the total value of the number of shares of common stock held by the ATI Majority Shareholders at Closing plus the additional shares issued under this Section 2.3 from time to time, shall be equal to not less than $259,460, which amount is determined by multiplying the shares of common stock of APTI to be retained by the APTI Majority Shareholders at Closing (3,706,575 shares) by the agreed closing share price of APTI common stock on the date of this Agreement ($0.07).  For purposes of this provision, the average closing price of the common stock of APTI shall be the volume weighted average closing price for the ten (10) trading days ending with the last trading day of each month in question.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF CCHI

Except as set forth in the disclosure letter delivered to APTI within ten (10) days after the execution hereof (the “CCHI Disclosure Letter”), or as disclosed with reasonable specificity in the CCHI Financial Statements, CCHI represents and warrant to APTI that:

Section 3.1  EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY.

(a) CCHI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. CCHI is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the character of any properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect (as defined in Section 8.9). CCHI has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of CCHI’s certificate of incorporation and bylaws previously made available to APTI and PTNI are true and correct and contain all amendments as of the date of this Agreement.

CCHI has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party. The consummation by CCHI of the transactions contemplated hereby has been duly authorized by all requisite corporate action.  Assuming the due authorization, execution and delivery of this Agreement by each of APTI, PTNI, and CCHI, this Agreement constitutes the valid and legally binding obligation of CCHI, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

Section 3.2  CAPITALIZATION.  The authorized capital stock of CCHI consists of 95,000,000 shares of CCHI Common Stock, and 5,000,000 shares of preferred stock, par value of $0.001 per share (the “CCHI Preferred Stock”). As of June 6, 2011, there were (a)10,000,000 shares of CCHI Common Stock issued and outstanding, (b) no shares of CCHI Preferred Stock issued and outstanding, and (c) no shares of CCHI Common Stock issuable pursuant to options. All issued and outstanding shares of CCHI Common Stock (i) are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (ii) were not issued in violation of the terms of any agreement or other understanding binding upon CCHI and (iii) were issued in compliance with all applicable charter documents of CCHI and all applicable federal and state securities laws, rules and regulations. There are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, stockholder rights plans or similar instruments, convertible securities, or other rights, agreements or commitments which obligate CCHI or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of CCHI or any of its Subsidiaries. CCHI has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of CCHI on any matter.

Section 3.3  SUBSIDIARIES.

(a) Each of CCHI’s Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation or organization, has the corporate, limited liability company or partnership power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have, individually or in the aggregate, a CCHI Material Adverse Effect. All of the outstanding shares of capital stock of, or other ownership interests in, each of CCHI’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable. Each of CCHI’s Subsidiaries is owned, directly or indirectly, by CCHI free and clear of all liens, mortgages, security interests, indentures, deeds of trust, pledges, deposits, restrictions, burdens, liens, licenses, leases, subleases, rights of first refusal, rights of first offer, charges, privileges, easements, rights of way, reservations, options, preferential purchase rights, rights of a vendor under any title retention or conditional sale agreement, or other arrangements substantially equivalent thereto, in each case regardless of whether relating to the extension of credit or the borrowing of money (collectively, “Liens”). Schedule 3.3 of the CCHI Disclosure Letter sets forth for each Subsidiary of CCHI, its name and jurisdiction of incorporation or organization.

Section 3.4  NO VIOLATION.  Neither CCHI nor any of its Subsidiaries is, or has received notice that it is or would be with the passage of time, in violation of any term, condition or provision of (a) its charter documents or bylaws, (b) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or (c) any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which CCHI or any of its Subsidiaries or any of their respective properties or assets is subject, or is delinquent with respect to any report required to be filed with any governmental entity, except, in the case of matters described in clause (b) or (c), as would not have, individually or in the aggregate, a CCHI Material Adverse Effect. Except as would not have, individually or in the aggregate, a CCHI Material Adverse Effect, (i) CCHI and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all governmental authorities necessary for the lawful conduct of their respective businesses (the “CCHI Permits”) and (ii) CCHI and its Subsidiaries are in compliance with the terms of the CCHI Permits. No investigation by any governmental authority with respect to CCHI or any of its Subsidiaries is pending or, to the knowledge of CCHI, threatened, other than those that would not have, individually or in the aggregate, a CCHI Material Adverse Effect.

Section 3.5  NO CONFLICT.

(a) Neither the execution and delivery by CCHI of this Agreement nor the consummation by CCHI of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the charter documents or bylaws of CCHI; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon, any of the properties of CCHI or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to CCHI or any of its Subsidiaries under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, CCHI Permit, lease, contract, agreement, joint venture or other instrument or obligation to which CCHI or any of its Subsidiaries is a party, or by which CCHI or any of its Subsidiaries or any of their properties is bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to CCHI, CCHI or any of their Subsidiaries, except, in the case of matters described in clause (ii) or (iii), as would not have or reasonably be expected to have, individually or in the aggregate, a CCHI Material Adverse Effect.

(b) Neither the execution and delivery by CCHI a of this Agreement nor the consummation by CCHI of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than (i) the filings provided for in Article 1, (ii) filings required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities and “Blue Sky” laws, except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make would not have or reasonably be expected to have, individually or in the aggregate, a CCHI Material Adverse Effect.

(c) Other than as contemplated by Section 3.5(b), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of the CCHI Material Contracts (as hereinafter defined) or for CCHI to consummate the transactions contemplated hereby, except where the failure to receive such consents or other certificates would not have or reasonably be expected to have, individually or in the aggregate, a CCHI Material Adverse Effect.

Section 3.6  SEC DOCUMENTS; FINANCIAL STATEMENTS.  CCHI has made available, to the extent available, to APTI financial statements of CCHI. Neither CCHI nor any of the Subsidiaries of CCHI is required to make any filings with the SEC.

Section 3.7  LITIGATION AND LIABILITIES.  There are no actions, suits or proceedings pending against CCHI or any of its Subsidiaries or, to CCHI’s knowledge, threatened against CCHI or any of its Subsidiaries, at law or in equity, or before or by any federal, state or foreign commission, court, board, bureau, agency or instrumentality, other than those that would not have or reasonably be expected to have, individually or in the aggregate, a CCHI Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders against CCHI or any of its Subsidiaries, other than those that would not have, individually or in the aggregate, a CCHI Material Adverse Effect. There are no obligations or liabilities of any nature, whether accrued, absolute, contingent or otherwise, of CCHI or any of its Subsidiaries, other than those liabilities and obligations (a) that are disclosed in the CCHI Reports, (b) that have been incurred in the ordinary course of business since May 13, 2011, (c) related to expenses associated with the transactions contemplated by this Agreement or (d) that would not have or reasonably be expected to have, individually or in the aggregate, a CCHI Material Adverse Effect.

Section 3.8  ABSENCE OF CERTAIN CHANGES.  Since May 13, 2011, the date of the Letter of Intent by and between CCHI and APTI, CCHI has conducted its business only in the ordinary and usual course of business, and during such period there has not been (i) any event, condition, action or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a CCHI Material Adverse Effect; (ii) through the date of this Agreement, any material change by CCHI or any of its Subsidiaries (viewed on a consolidated basis) in any of its accounting methods, principles or practices or any of its tax methods, practices or elections, except for changes required by GAAP; (iii) any material damage, destruction, or loss to the business or properties of CCHI and its Subsidiaries, taken as a whole, not covered by insurance; (iv) through the date of this Agreement, any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of CCHI, or any direct or indirect redemption, purchase or any other acquisition by CCHI of any such stock; (v) through the date of this Agreement, any change in the capital stock or in the number of shares or classes of the authorized or outstanding capital stock of CCHI; (vi) through the date of this Agreement, any increase in or establishment by CCHI its Subsidiaries of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business; or (vii) through the date of this Agreement, any event, condition, action or occurrence that is prohibited on or after the date of this Agreement under Section 6.1(a) of this Agreement.

Section 3.9  TAXES.

(a) Each of CCHI and its Subsidiaries has (i) duly filed (or there has been filed on its behalf) on a timely basis (taking into account any extensions of time to file before the date of this Agreement) with appropriate governmental authorities all Tax Returns (as defined below) required to be filed by or with respect to it, except to the extent that any failure to file would not have, individually or in the aggregate, a CCHI Material Adverse Effect, and (ii) duly paid or deposited in full on a timely basis or made adequate provisions in accordance with GAAP (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of all Taxes (as defined below) required to be paid by it other than those being contested in good faith by CCHI or a Subsidiary of CCHI and adequately provided for on the financial statements contained in the CCHI Reports and except to the extent that any failure to pay or deposit or make adequate provision for the payment of such Taxes would not have, individually or in the aggregate, a CCHI Material Adverse Effect.

(b) Except for matters that would not have, individually or in the aggregate, a CCHI Material Adverse Effect, (i) Schedule 3.9(b) of the CCHI Disclosure Letter sets forth the last taxable period through which the federal income Tax Returns of CCHI and each of its Subsidiaries have been examined by the Internal Revenue Service (the “IRS”) (or the applicable statutes of limitation for the assessment of federal income taxes for such periods have expired) or otherwise closed; (ii) all deficiencies asserted as a result of any examinations of CCHI and its Subsidiaries by any taxing authority have been paid fully, settled or adequately provided for in the financial statements contained in the CCHI Reports; (iii) as of the date of this Agreement, neither CCHI nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the filing of any Tax Return or the assessment of any Taxes of CCHI or any of its Subsidiaries that will be outstanding as of the Effective Time; (iv) neither CCHI nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation or indemnity agreement or any similar agreement or arrangement; (v) there are no Tax liens on any assets of CCHI or its Subsidiaries except for (A) Taxes not yet currently due and (B) matters being contested by CCHI or its Subsidiaries in good faith for which adequate reserves are reflected in the financial statements contained in the CCHI Reports; and (vi) neither CCHI nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that could constitute a “parachute payment.”

(c) Neither CCHI nor any of its Subsidiaries has (i) participated, directly or indirectly, in any reportable transaction within the meaning of Treas. Reg. § 1.6011-4(b), or (ii) claimed any deduction, credit, or other tax benefit by reason of any “tax shelter” within the meaning of former Section 6111(c) of the Code or any “confidential corporate tax shelter” within the meaning of former Section 6111(d) of the Code.

(d)   For purposes of this Agreement, (i) “Tax” or “Taxes” means all federal, state, county, local, foreign or other net income, gross income, gross receipts, sales, use, ad valorem, transfer, accumulated earnings, personal holding, excess profits, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, disability, capital stock, or windfall profits taxes, customs duties or other taxes, fees, assessments or governmental charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign), and (ii) “Tax Return” means any return, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

Section 3.10 EMPLOYEE BENEFIT PLANS.

(a) CCHI has had no employees in the past and currently has no employees.

(b) CCHI does not sponsor, maintain, participate in or contribute to, and has not at any time sponsored, maintained, participated in or contributed to (and never has been required to contribute to) any (i) employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) (“Pension Plan”) that is or was subject to minimum funding standards of the Code or ERISA; (ii) “multiemployer plan” as that term is defined in Section 414(f) of the Code or Section 4001(a)(3) of ERISA; (iii) foreign benefit plans; or (iv) voluntary employee benefit associations intended to be exempt from federal income tax under Section 501(c)(9) of the Code.

Section 3.11 LABOR MATTERS.

(a) CCHI has had no employees in the past and currently has no employees.

Section 3.12 INTELLECTUAL PROPERTY.

(a) CCHI and its Subsidiaries own, or possess all necessary licenses or other valid rights to use, all Intellectual Property used or held for use in connection with their respective businesses as currently being conducted, free and clear of material Liens, except where the failure to own or possess such licenses and other rights would not have, individually or in the aggregate, a CCHI Material Adverse Effect. Except in the ordinary course of business, neither CCHI nor any of its Subsidiaries has granted to any other person any license to use any of the Intellectual Property owned by CCHI. “Intellectual Property” means all of the following legal rights, title, or interest in or arising under the laws of any state, country, or international treaty regime, whether or not filed, perfected, registered, or recorded: (a) patents, patent applications, and statutory invention registrations, together with all reissuances, continuations, continuations-in-part, divisionals, extensions, renewals, and re-examinations thereof; (b) trademarks, service marks, trade names, logos, Internet domain names and trade dress, together with the goodwill associated therewith; (c) database rights and rights associated with works of authorship, including copyrights and moral rights; (d) registrations, rights to register and applications for registration of any of the foregoing in (a) - (c); and (e) rights relating to know-how, trade secrets, and confidential information, including customer lists, marketing studies, concepts, methods, techniques, and inventions (whether or not patentable).

(b) CCHI has received no written assertions alleging that either CCHI or any of its Subsidiaries has infringed or misappropriated, or is currently infringing or misappropriating, the Intellectual Property of a third party, except where such infringement or misappropriation would not have, individually or in the aggregate, a CCHI Material Adverse Effect. To the knowledge of CCHI, the conduct of CCHI’s and its Subsidiaries’ respective businesses as currently conducted does not infringe, misappropriate, or otherwise conflict in any material respect with any Intellectual Property of a third party. To CCHI’s knowledge, no third party is infringing or misappropriating any Intellectual Property of CCHI or any of its Subsidiaries in any material respect.

(c) CCHI and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of trade secrets and confidential information owned by CCHI and its Subsidiaries or licensed to CCHI and its Subsidiaries by third parties, except where the failure to take such measures would not have, individually or in the aggregate, a CCHI Material Adverse Effect.

Section 3.13 TITLE TO PROPERTIES; CONDITION OF ASSETS.

(a) As of the date of this Agreement, CCHI and its Subsidiaries have good and indefeasible title to, or hold valid leasehold interests in, or valid rights of way, easements or licenses over, under and across, all their respective properties, interests in properties and assets, free and clear of any Lien, except: (a)  Liens for current taxes, assessments or other governmental charges not yet due and payable; (b) Liens of mechanics, materialmen, workmen and operators arising by operation of law in the ordinary course of business, or by written agreement existing as of the date of this Agreement, for sums not yet due or being contested in good faith by appropriate proceedings; and (c) such imperfections of title, minor encumbrances, easements and Liens that would not have, individually or in the aggregate, a CCHI Material Adverse Effect. All leases, subleases and other agreements pursuant to which CCHI or any of its Subsidiaries leases, subleases or otherwise acquires or obtains operating rights affecting any real or personal property are valid, binding and enforceable in accordance with their terms, except where the failure to be valid, binding and enforceable would not have, individually or in the aggregate, a CCHI Material Adverse Effect; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by CCHI or any of its Subsidiaries that would have, individually or in the aggregate, a CCHI Material Adverse Effect. No consents or other approvals of any lessor, or its lender, are required under any material lease as a result of the consummation of the transactions contemplated by this Agreement, except where the failure to obtain any such consent or approval would not have, individually or in the aggregate, a CCHI Material Adverse Effect.

Section 3.14  INSURANCE.  CCHI and its Subsidiaries maintain insurance coverage adequate in the industry for the operation of their respective businesses (taking into account the cost and availability of such insurance).

Section 3.15  NO BROKERS.  CCHI has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of CCHI to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

Section 3.16  CONTRACTS; DEBT INSTRUMENTS.

(a) Except for documents filed or listed as exhibits to the CCHI Disclosure Letter (“CCHI Material Contracts”), as of the date of this Agreement, there are no contracts or leases that are material to the business, properties, assets, financial condition or results of operations of CCHI taken as a whole. Neither CCHI nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice or both would cause such a violation of or default under) any CCHI Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not have, individually or in the aggregate, a CCHI Material Adverse Effect. Each CCHI Material Contract is in full force and effect, and is a legal, valid and binding obligation of CCHI or one of its Subsidiaries and, to the knowledge of CCHI, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity and except where the failure of any CCHI Material Contract to be in full force and effect or a legal, valid and binding obligation and enforceable in accordance with its terms would not have, individually or in the aggregate, a CCHI Material Adverse Effect. No condition exists or event has occurred which (whether with or without notice or lapse of time or both) would constitute a default by CCHI or one of its Subsidiaries or, to the knowledge of CCHI, any other party thereto under any CCHI Material Contract or result in a right of termination of any CCHI Material Contract, except for any condition or event that would not have, individually or in the aggregate, a CCHI Material Adverse Effect.

(b) Set forth in Schedule 3.16(b) of the CCHI Disclosure Letter is, as of the date of this Agreement, (i) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of CCHI or its Subsidiaries in an aggregate principal amount in excess of $50,000 is outstanding or may be incurred, (ii) the respective principal amounts outstanding thereunder as of the date of this Agreement and (iii) the approximate amount of consolidated cash and cash equivalents of CCHI and its Subsidiaries as of the date of this Agreement.

(c) Neither CCHI nor any of its Subsidiaries has entered into any contract, and there is no commitment, judgment, injunction, order or decree to which CCHI or any of its Subsidiaries is a party or subject to, that has or would reasonably be expected to have the effect of prohibiting or impairing the conduct of business by CCHI or any of its Subsidiaries (or of CCHI or any of its other Subsidiaries after the Transaction) or any contract that may be terminable as a result of APTI’s status as a competitor of any party to such contract, except, in each case, for any prohibition, impairment or termination right that would not have, individually or in the aggregate, a CCHI Material Adverse Effect.

Section 3.17  RECOMMENDATION.  The CCHI Board, by Consent in Lieu of a Meeting, has, by unanimous vote, (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of CCHI and its stockholder, and (ii) approved this Agreement and the transactions contemplated hereby. The Board of Directors of CCHI, by written consent duly adopted prior to the date hereof, (i) determined that this Agreement and the transactions contemplated hereby are in the best interests of CCHI and its sole shareholder, and (ii) adopted this Agreement and the transactions contemplated hereby, which adoption and approval have not been rescinded or modified.

Section 3.18  CERTAIN CONTRACTS.  Neither CCHI nor any of its Subsidiaries is a party to or bound by (i) any non-competition agreement or any other agreement or obligation which purports to limit the manner in which, or the localities in which, the current business of CCHI and its Subsidiaries, taken as a whole, or (to the knowledge of CCHI) APTI and its Subsidiaries, taken as a whole, is conducted or (ii) any executory agreement or obligation which pertains to the acquisition or disposition of any asset, or which provides any third party any lien, claim or preferential right with regard thereto, except, in the case of this clause (ii), for such agreements or obligations that would not have, individually or in the aggregate, a CCHI Material Adverse Effect.

Section 3.19 FOREIGN CORRUPT PRACTICES ACT.  Except for such matters as would not, individually or in the aggregate, reasonably be expected to have a CCHI Material Adverse Effect, as of the date of this Agreement:

(a) In connection with CCHI’s and its Subsidiaries’ compliance with the Foreign Corrupt Practices Act, as amended (the “Foreign Corrupt Practices Act”), there have been no voluntary disclosures under the Foreign Corrupt Practices Act.

(b) No governmental entity has notified CCHI or any of its Subsidiaries in writing of any actual or alleged violation or breach of the Foreign Corrupt Practices Act.

(c) Neither CCHI nor any of its Subsidiaries has undergone or is undergoing any audit, review, inspection, investigation, survey or examination of records, in each case conducted by a governmental entity and relating to CCHI’s or its Subsidiaries’ compliance with the Foreign Corrupt Practices Act, and to CCHI’s knowledge, there is no basis for any such audit, review, inspection, investigation, survey or examination of records by a governmental entity.

(d) Neither CCHI nor any of its Subsidiaries has been or is now under any administrative, civil or criminal charge or indictment or, to CCHI’s knowledge, investigation, alleging noncompliance with the Foreign Corrupt Practices Act, nor, to CCHI’s knowledge, is there any basis for any such charge, indictment or investigation.

(e) Neither CCHI nor any of its Subsidiaries has been or is now a party to any administrative or civil litigation alleging noncompliance with the Foreign Corrupt Practices Act, nor, to CCHI’s knowledge, is there any basis for any such proceeding.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF APTI
AND THE APTI MAJORITY SHAREHOLDERS

Except as set forth in the disclosure letter delivered to CCHI concurrently with the execution hereof (the “APTI Disclosure Letter”), or as disclosed with reasonable specificity in the APTI Financial Statements, APTI and the APTI Majority Shareholders represent and warrant to CCHI that:

Section 4.1  EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY.  APTI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. APTI is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have, individually or in the aggregate, an APTI Material Adverse Effect (as defined in Section 9.9). APTI has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of APTI’s articles of incorporation and bylaws previously made available to CCHI and PTNI are true and correct and contain all amendments as of the date of this Agreement.

Section 4.2  AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS.  APTI has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party. The consummation by APTI of the transactions contemplated hereby has been duly authorized by all requisite corporate action, other than the approval of the Transaction by APTI’s shareholders. Assuming the due authorization, execution and delivery of this Agreement by each of APTI, PTNI and CCHI, this Agreement constitutes the valid and legally binding obligation of APTI, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

Section 4.3  CAPITALIZATION.  The authorized capital stock of APTI consists of 50,000,000 shares of common stock (“APTI Common Stock”) and 1,000,000 shares of APTI’s preferred stock, par value $ 0.001 per share (“APTI Preferred Stock”). As of the date of this Agreement, there were (a)36,466,600 shares of APTI Common Stock issued and outstanding, and (b) no shares of APTI Preferred Stock issued and outstanding.  All issued and outstanding shares of APTI Common Stock (i) are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (ii) were not issued in violation of the terms of any agreement or other understanding binding upon APTI and (iii) were issued in compliance with all applicable charter documents of APTI and all applicable federal and state securities laws, rules and regulations. Except (i) as set forth in this Section 4.3, (ii) for any shares of APTI Common Stock issued pursuant to the exercise of options or other awards referred to in subsection (c) above, and (iii) for shares of APTI Common Stock issuable pursuant to the exercise of such options, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, shareholder rights plans or similar instruments, convertible securities, or other rights, agreements or commitments which obligate APTI or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of APTI or any of its Subsidiaries. APTI has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of APTI on any matter.

Section 4.4  SUBSIDIARIES.  Each of APTI’s Subsidiaries is a corporation duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation or organization, has the corporate, limited liability company or partnership power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have, individually or in the aggregate, an APTI Material Adverse Effect. All of the outstanding shares of capital stock of, or other ownership interests in, each of APTI’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by APTI free and clear of all Liens. Schedule 4.4 of the APTI Disclosure Letter sets forth for each Subsidiary of APTI its name and jurisdiction of incorporation or organization.

Section 4.5  NO VIOLATION.  Neither APTI nor any of its Subsidiaries is, or has received notice that it is or would be with the passage of time, in violation of any term, condition or provision of (a) its charter documents or bylaws, (b) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or (c) any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which APTI or any of its Subsidiaries or any of their respective properties or assets is subject, or is delinquent with respect to any report required to be filed with any governmental entity, except, in the case of matters described in clause (b) or (c), as would not have, individually or in the aggregate, an APTI Material Adverse Effect. Except as would not have, individually or in the aggregate, an APTI Material Adverse Effect, (i) APTI and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all governmental authorities necessary for the lawful conduct of their respective businesses (the “APTI Permits”) and (ii) APTI and its Subsidiaries are in compliance with the terms of the APTI Permits. No investigation by any governmental authority with respect to APTI or any of its Subsidiaries is pending or, to the knowledge of APTI, threatened, other than those that would not have, individually or in the aggregate, an APTI Material Adverse Effect.

Section 4.6  NO CONFLICT.

(a) Neither the execution and delivery by APTI of this Agreement nor the consummation by APTI of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the charter documents or bylaws of APTI; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon, any of the properties of APTI or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to APTI or any of its Subsidiaries under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, APTI Permit, lease, contract, agreement, joint venture or other instrument or obligation to which APTI or any of its Subsidiaries is a party, or by which APTI or any of its Subsidiaries or any of their properties is bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to APTI or any of its Subsidiaries, except, in the case of matters described in clause (ii) or (iii), as would not have or reasonably be expected to have, individually or in the aggregate, an APTI Material Adverse Effect.

 (b) Neither the execution and delivery by APTI of this Agreement nor the consummation by APTI of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than the Regulatory Filings, except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make would not have or reasonably be expected to have, individually or in the aggregate, an APTI Material Adverse Effect.

(c) Other than as contemplated by Section 4.6(b), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of the APTI Material Contracts (as hereinafter defined) or for APTI to consummate the transactions contemplated hereby, except where the failure to receive such consents or other certificates would not have or reasonably be expected to have, individually or in the aggregate, an APTI Material Adverse Effect.

(d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in or constitute the satisfaction of a condition to (whether or not there be any additional condition to) any payment from APTI or its Subsidiaries (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of APTI or any of its Subsidiaries under any APTI Plan (as defined in Section 4.11) or otherwise; (ii) increase any benefits otherwise payable under any APTI Plan or otherwise; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

Section 4.7  SEC DOCUMENTS; FINANCIAL STATEMENTS.  APTI has made available (to the extent not available to the public on the SEC’s EDGAR website) to CCHI each registration statement, report, proxy statement or information statement (other than preliminary materials) filed by APTI with the SEC since December 31, 2007, each in the form (including exhibits and any amendments thereto) filed with the SEC prior to the date of this Agreement (collectively, the “APTI Reports”). APTI has filed all forms, reports and documents required to be filed by it with the SEC pursuant to relevant securities statutes, regulations, policies and rules since such time. As of their respective dates, the APTI Reports (i) were prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations thereunder in all material respects and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading at the time such statements were made. None of the Subsidiaries of APTI is required to make any filings with the SEC. Each of the consolidated balance sheets included in or incorporated by reference into the APTI Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of APTI and its Subsidiaries as of its date, and each of the consolidated statements of operations, cash flows and shareholders’ equity included in or incorporated by reference into the APTI Reports (including any related notes and schedules) fairly presents in all material respects the results of consolidated operations, cash flows or changes in shareholders’ equity, as the case may be, of APTI and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to such exceptions as may be permitted by Form 10-Q of the SEC), and in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein, and except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

Section 4.8  LITIGATION AND LIABILITIES.  There are no actions, suits or proceedings pending against APTI or any of its Subsidiaries or, to APTI’s knowledge, threatened against APTI or any of its Subsidiaries, at law or in equity, or before or by any federal, state or foreign commission, court, board, bureau, agency or instrumentality, other than those that would not have or reasonably be expected to have, individually or in the aggregate, an APTI Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders against APTI or any of its Subsidiaries, other than those that would not have, individually or in the aggregate, an APTI Material Adverse Effect. There are no obligations or liabilities of any nature, whether accrued, absolute, contingent or otherwise, of APTI or any of its Subsidiaries, other than those liabilities and obligations (a) that are disclosed in the APTI Reports, (b) that have been incurred in the ordinary course of business since May 13, 2011, (c) related to expenses associated with the transactions contemplated by this Agreement or (d) that would not have or reasonably be expected to have, individually or in the aggregate, an APTI Material Adverse Effect.

Section 4.9  ABSENCE OF CERTAIN CHANGES.  Since May 13, 2011, the date of the Letter of Intent by and between CCHI and APTI, APTI has conducted its business only in the ordinary and usual course of business and during such period there has not been (i) any event, condition, action or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, an APTI Material Adverse Effect; (ii) through the date of this Agreement, any material change by APTI or any of its Subsidiaries (viewed on a consolidated basis) in any of its accounting methods, principles or practices or any of its tax methods, practices or elections, except for changes required by GAAP; (iii) any material damage, destruction, or loss to the business or properties of APTI and its Subsidiaries, taken as a whole, not covered by insurance; (iv) through the date of this Agreement, any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of APTI, or any direct or indirect redemption, purchase or any other acquisition by APTI of any such stock; (v) through the date of this Agreement, any change in the capital stock or in the number of shares or classes of APTI’s authorized or outstanding capital stock; (vi) through the date of this Agreement, any increase in or establishment by APTI or any of its Subsidiaries of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business; or (vii) through the date of this Agreement, any event, condition, action or occurrence that is prohibited on or after the date of this Agreement under Section 6.1(b) of this Agreement.

Section 4.10  TAXES.

(a) Each of APTI and its Subsidiaries has (i) duly filed (or there has been filed on its behalf) on a timely basis (taking into account any extensions of time to file before the date of this Agreement) with appropriate governmental authorities all Tax Returns required to be filed by or with respect to it, except to the extent that any failure to file would not have, individually or in the aggregate, an APTI Material Adverse Effect, and (ii) duly paid or deposited in full on a timely basis or made adequate provisions in accordance with GAAP (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of all Taxes required to be paid by it other than those being contested in good faith by APTI or a Subsidiary of APTI and adequately provided for on the financial statements contained in the APTI Reports and except to the extent that any failure to pay or deposit or make adequate provision for the payment of such Taxes would not have, individually or in the aggregate, an APTI Material Adverse Effect.

    (b) Except for matters that would not have, individually or in the aggregate, an APTI Material Adverse Effect, (i) Schedule 4.10(b) of the APTI Disclosure Letter sets forth the last taxable period through which the federal income Tax Returns of APTI and each of its Subsidiaries have been examined by the IRS (or the applicable statutes of limitation for the assessment of federal income taxes for such periods have expired) or otherwise closed; (ii) all deficiencies asserted as a result of any examinations of APTI and its Subsidiaries by any taxing authority have been paid fully, settled or adequately provided for in the financial statements contained in the APTI Reports; (iii) as of the date of this Agreement, neither APTI nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the filing of any Tax Return or the assessment of any Taxes of APTI or any of its Subsidiaries that will be outstanding as of the Effective Time; (iv) neither APTI nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation or indemnity agreement or any similar agreement or arrangement; (v) there are no Tax liens on any assets of APTI or its Subsidiaries except for (A) Taxes not yet currently due and (B) matters being contested by APTI or its Subsidiaries in good faith for which adequate reserves are reflected in the financial statements contained in the APTI Reports; and (vi) neither APTI nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that could constitute a “parachute payment.”

(c) Neither APTI nor any of its Subsidiaries has (i) participated, directly or indirectly, in any reportable transaction within the meaning of Treas. Reg. § 1.6011-4(b).

Section 4.11  EMPLOYEE BENEFIT PLANS.

(a) For purposes of this Section 4.11, the term Subsidiaries as applied to APTI shall include any entity, whether or not incorporated, which, with APTI, forms or formed a controlled group of corporations, a group of trades or business under common control or an affiliated service group, within the meaning of Section 1563 of the Internal Revenue Service Code of 1954, within the six full calendar years prior to the Closing Date.

(b) All employee benefit plans, programs, arrangements and agreements, including but not limited to pension, retirement, disability, medical, dental or other health insurance plans; life insurance or other death benefit plans; profit sharing, deferred compensation, stock option, bonus or other incentive plans; vacation benefit plans or policies; severance or redundancy plans; individual employee agreements; and foreign plans not subject to ERISA (whether or not described in Section 3(3) of ERISA, whether or not funded, whether written or oral, and whether or not legally enforceable, in whole or in part) (i) to which APTI or any Subsidiary is a party or by which it is bound, (ii) with respect to which APTI or any Subsidiary has made any payments or contributions, or (iii) to which APTI or any Subsidiary may otherwise have any liability, are listed in Schedule 4.11(b) of the APTI Disclosure Letter (the “APTI Plans”).

(c) All APTI Plans comply in form and have been administered in operation in compliance in all material respects with all applicable requirements of law, excluding any deficiencies that would not have, individually or in the aggregate, an APTI Material Adverse Effect, no event has occurred which will or could cause any such APTI Plan to fail to comply with such requirements, excluding any deficiencies that would not have, individually or in the aggregate, an APTI Material Adverse Effect, and no notice has been issued by any governmental authority questioning or challenging such compliance, and no inquiry or audit has been initiated with respect thereto by any governmental authority.

(d) All required employer contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof, excluding any deficiencies that would not have, individually or in the aggregate, an APTI Material Adverse Effect.

(e) Any APTI Plan intended to be qualified under applicable law has been determined by the IRS to be so qualified (or an application for qualification is pending before the IRS) under the currently applicable provisions of applicable law, and nothing has occurred or is anticipated to occur to cause the loss of such qualified status.

(f) APTI does not sponsor, maintain, participate in or contribute to, and has not at any time sponsored, maintained, participated in or contributed to (and never has been required to contribute to) any (i) “multiemployer plan” as that term is defined in Section 4001(a)(3) of ERISA; (ii) foreign benefit plan; or (iii) voluntary employee benefit association intended to be exempt from federal income tax. APTI does not sponsor, maintain, participate in or contribute to any Pension Plan that is or was subject to minimum funding standards of ERISA.

(g) Except as otherwise set forth in this Agreement, the execution of this Agreement or the consummation of the Transaction will not give rise to or trigger any change of control, accelerated vesting, severance or other similar provisions in any APTI Plan (either solely as a result thereof or as a result of such transactions in conjunction with any other event).

(h) Excluding claims for benefits incurred in the ordinary course of the APTI Plan activities, there are no pending or anticipated claims against or otherwise involving any of the APTI Plans and no suit, action or other litigation has been brought against or with respect to any APTI Plan or any fiduciary of any APTI Plan.

(i) Neither APTI nor any of its Subsidiaries has incurred or reasonably expects to incur any liability under subtitle E of Title IV of ERISA with respect to any “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA.

(j) None of the assets of any APTI Plan is invested in employer securities (as defined in Section 407(d)(1) of ERISA) or employer real property (as defined in Section 407(d)(2) of ERISA).

(k) There have been no “prohibited transactions” (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any APTI Plan that would have, individually or in the aggregate, an APTI Material Adverse Effect.

(m) There have been no acts or omissions by APTI or any of its Subsidiaries which have given rise to or may give rise to fines, penalties, taxes or related charges under Section 502 of ERISA for which APTI or any of its Subsidiaries are or may be liable that would result in an APTI Material Adverse Effect.

(n) Each APTI Plan which constitutes a “group health plan” (as defined in Section 607(1) of ERISA), including any plans of current and former Affiliates which must be taken into account under Section 601 of ERISA, has been operated in material compliance with applicable law, and Section 601 of ERISA to the extent such requirements are applicable, and each such plan (including any such plan covering retirees or other former employees) may be amended (including, without limitation, to prospectively curtail or discontinue benefits and/or increase participant contribution requirements) or terminated without liability (other than with respect to welfare benefits in the ordinary course) to APTI, its Subsidiaries or successors.

(o) Neither APTI nor any of its Subsidiaries has any liability or contingent liability for providing, under any APTI Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA or applicable state law.

(p) Obligations under or relating to the APTI Plans are properly reflected in the financial statements of APTI in accordance with GAAP.

(q) There has been no act or omission that would impair the ability of APTI, CCHI or any of their respective Subsidiaries (or any successor thereto) to unilaterally amend or terminate any APTI Plan to the full extent permitted under applicable law.

(r) Except as would not reasonably be expected to have, individually or in the aggregate, an APTI Material Adverse Effect, with respect to each APTI Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code), (i) such plan has been operated since January 1, 2005 in compliance with all applicable IRS guidance promulgated thereunder to the extent such plan is subject to Section 409A of the Code and so as to avoid any Tax, interest or penalty thereunder; and (ii) the document or documents that evidence each such plan have conformed to the provisions of Section 409A of the Code and the final regulations under Section 409A of the Code. No APTI Stock Option (whether currently outstanding or previously exercised) is, has been or would be, as applicable, subject to any Tax, penalty or interest under Section 409A of the Code.

Section 4.12  LABOR MATTERS.

(a) Schedule 4.12(a) of the APTI Disclosure Letter lists each of the collective bargaining or other labor union contracts applicable to any employee of APTI or any of its Subsidiaries to which APTI or any of its Subsidiaries is a party or is otherwise subject (the “APTI Bargaining Agreements”). To APTI’s knowledge, APTI and each of its Subsidiaries are in material compliance with the APTI Bargaining Agreements. As of the date of this Agreement, there is no pending or, to APTI’s knowledge, threatened labor dispute, strike, or work stoppage against APTI or any of its Subsidiaries that that would have, individually or in the aggregate, an APTI Material Adverse Effect.

(b) APTI has provided CCHI with true, complete and correct copies of any APTI Bargaining Agreements, including any amendments thereto. There are no “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(l) of ERISA), or other programs, plans or arrangements, maintained in whole or in part, contributed to, or required to be contributed to, in whole or in part, by APTI or any of its Subsidiaries relating to the employees represented by the APTI Bargaining Agreements other than as disclosed to CCHI.

(c) To the knowledge of APTI, all employees of APTI and its Subsidiaries are lawfully authorized to work in the United States according to applicable immigration laws. APTI is in compliance in all material respects with all applicable laws relating to the documentation and record keeping of its employees’ work authorization status.

(d) No employee of APTI or any of its Subsidiaries is subject or a party to any employment, severance retention, or other contract, and each employee of APTI and its Subsidiaries is an employee at will.

(e) APTI and its Subsidiaries are, and have been since January 1, 2007, in compliance in all material respects with all applicable laws and regulations regarding labor and employment practices.

Section 4.13  ENVIRONMENTAL MATTERS.

(a) As used in this Agreement:

(i) “APTI Real Properties” means those real properties owned, leased, or otherwise operated by APTI or its Subsidiaries in connection with the performance of any of their respective businesses; and

(ii) “Offsite Non-APTI Real Properties” means any real properties other than the APTI Real Properties.

(b) Except as would not have, individually or in the aggregate, an APTI Material Adverse Effect:

(i) APTI and its Subsidiaries and their respective operations, assets, businesses and APTI Real Properties are in compliance with all Environmental Laws and Environmental Permits;

(ii) All Environmental Permits required under Environmental Laws for operating APTI’s and its Subsidiaries’ assets, businesses, and APTI Real Properties as they are currently being operated have been obtained and are currently in full force and effect and, to APTI’s knowledge, there are no conditions or circumstances that would limit or preclude it or its Subsidiaries from renewing such Environmental Permits;

(iii) APTI and its Subsidiaries are not subject to any pending or, to APTI’s knowledge, threatened claims, actions, suits, investigations, inquiries or proceedings under Environmental Laws and neither APTI nor its Subsidiaries have received written notice of alleged violations or liability under applicable Environmental Laws with respect to their respective operations, assets, businesses, or APTI Real Properties;

(iv) There have been no Releases of Hazardous Materials on, under or from the APTI Real Properties and there are no investigations, remediations, removals or monitorings of Hazardous Materials required under Environmental Laws at such properties;

(v) Neither APTI nor its Subsidiaries has received any written notice asserting an alleged liability or obligation under any Environmental Laws with respect to the investigation, remediation, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any Offsite Non-APTI Real Properties and, to the knowledge of APTI, there are no conditions or circumstances that would reasonably be expected to result in the receipt of such written notice; and

(vi) APTI and its Subsidiaries have made available to CCHI complete and correct copies of all material environmental site assessment reports, studies, and correspondence on environmental matters (in each instance relevant to APTI or its Subsidiaries) that are in APTI’s or its Subsidiaries’ possession and relating to their respective operations, assets, businesses or APTI Real Properties.

Neither APTI nor its Subsidiaries makes any representation or warranty regarding compliance or failure to comply with, or any actual or contingent liability under, any Environmental Law, except as expressly set forth in this Section 4.13.

Section 4.14  INTELLECTUAL PROPERTY.

(a) APTI and its Subsidiaries own, or possess all necessary licenses or other valid rights to use, all Intellectual Property used or held for use in connection with their respective businesses as currently being conducted, free and clear of material Liens, except where the failure to own or possess such licenses and other rights would not have, individually or in the aggregate, an APTI Material Adverse Effect. Except in the ordinary course of business, neither APTI nor any of its Subsidiaries has granted to any other person any license to use any of the Intellectual Property owned by APTI.

(b) APTI has received no written assertions alleging that APTI or its Subsidiaries has infringed or misappropriated, or is currently infringing or misappropriating, the Intellectual Property of a third party, except where such infringement or misappropriation would not have, individually or in the aggregate, an APTI Material Adverse Effect. To the knowledge of APTI, the conduct of APTI’s and its Subsidiaries’ respective businesses as currently conducted does not infringe, misappropriate, or otherwise conflict in any material respect with any Intellectual Property of a third party. To APTI’s knowledge, no third party is infringing or misappropriating any Intellectual Property of APTI or any of its Subsidiaries in any material respect.

(c) APTI and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of trade secrets and confidential information owned by APTI and its Subsidiaries or licensed to APTI and its Subsidiaries by third parties, except where the failure to take such measures would not have, individually or in the aggregate, an APTI Material Adverse Effect.

Section 4.15  TITLE TO PROPERTIES; CONDITION OF ASSETS.

(a) Except for goods and other property sold, used or otherwise disposed of since May 13, 2011, the effective date of a Letter of Intent by and between the parties, in the ordinary course of business for fair value, as of the date of this Agreement, APTI and its Subsidiaries have good and indefeasible title to, or hold valid leasehold interests in, or valid rights of way, easements or licenses over, under and across, all their respective properties, interests in properties and assets, real and personal, reflected in APTI’s financial statements included in the APTI Disclosure Letter, free and clear of any Lien, except: (a) Liens reflected in the balance sheet of APTI included in the APTI Disclosure Letter; (b) Liens for current taxes, assessments or other governmental charges not yet due and payable; (c) Liens of mechanics, materialmen, workmen and operators arising by operation of law in the ordinary course of business, or by written agreement existing as of the date of this Agreement, for sums not yet due or being contested in good faith by appropriate proceedings; and (d) such imperfections of title, minor encumbrances, easements and Liens that would not have, individually or in the aggregate, an APTI Material Adverse Effect. All leases, subleases and other agreements pursuant to which APTI or any of its Subsidiaries leases, subleases or otherwise acquires or obtains operating rights affecting any real or personal property are valid, binding and enforceable in accordance with their terms, except where the failure to be valid, binding and enforceable would not have, individually or in the aggregate, an APTI Material Adverse Effect; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by APTI or any of its Subsidiaries that would have, individually or in the aggregate, an APTI Material Adverse Effect. No consents or other approvals of any lessor, or its lender, are required under any material lease as a result of the consummation of the transactions contemplated by this Agreement, except where the failure to obtain any such consent or approval would not have, individually or in the aggregate, an APTI Material Adverse Effect.

Section 4.16  INSURANCE.  APTI and its Subsidiaries maintain insurance coverage adequate in the industry for the operation of their respective businesses (taking into account the cost and availability of such insurance).

Section 4.17  NO BROKERS.  APTI has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of APTI. PTNI. or CCHI to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

Section 4.18  CONTRACTS; DEBT INSTRUMENTS.

(a) Except for documents filed or listed as exhibits to the APTI Disclosure Letter (“APTI Material Contracts”), as of the date of this Agreement, there are no contracts or leases that are material to the business, properties, assets, financial condition or results of operations of APTI and its Subsidiaries taken as a whole. Neither APTI nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice or both would cause such a violation of or default under) any APTI Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not have, individually or in the aggregate, an APTI Material Adverse Effect. Each APTI Material Contract is in full force and effect, and is a legal, valid and binding obligation of APTI or one of its Subsidiaries and, to the knowledge of APTI, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity and except where the failure of any APTI Material Contract to be in full force and effect or a legal, valid and binding obligation and enforceable in accordance with its terms would not have, individually or in the aggregate, an APTI Material Adverse Effect. No condition exists or event has occurred which (whether with or without notice or lapse of time or both) would constitute a default by APTI or one of its Subsidiaries or, to the knowledge of APTI, any other party thereto under any APTI Material Contract or result in a right of termination of any APTI Material Contract, except for any condition or event that would not have, individually or in the aggregate, an APTI Material Adverse Effect.

(b) As of the date of this Agreement, no loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of APTI or its Subsidiaries is outstanding or may be incurred, except as disclosed on Schedule 4.18(b) of the APTI Disclosure Document.

(c) Neither APTI nor any of its Subsidiaries has entered into any contract, and there is no commitment, judgment, injunction, order or decree to which APTI or any of its Subsidiaries is a party or subject to, that has or would reasonably be expected to have the effect of prohibiting or impairing the conduct of business by APTI or any of its Subsidiaries (or of CCHI or any of its other Subsidiaries after the Transaction) or any contract that may be terminable as a result of CCHI’s status as a competitor of any party to such contract, except, in each case, for any prohibition, impairment or termination right that would not have, individually or in the aggregate, an APTI Material Adverse Effect.

Section 4.19  RECOMMENDATION; VOTE REQUIRED.  The APTI Board, at a meeting duly called and held, or by virtue of a consent action in lieu of a meeting, has by unanimous vote of those directors present, (i) determined that this Agreement and the transactions contemplated hereby are in the best interests of APTI’s shareholders, (ii) adopted this Agreement and the transactions contemplated hereby and (iii) recommended that this Agreement be approved by the holders of APTI Common Stock. The votes cast by holders of shares of APTI Common Stock by virtue of written consent of a majority of voting shares, pursuant to Section 228 of GCLD, favoring approval of this Agreement are the only vote of the holders of any class or series of APTI capital stock necessary to approve this Agreement and the Transaction (the “APTI Requisite Vote”).

Section 4.20  CERTAIN APPROVALS.  The APTI Board has taken any and all necessary and appropriate action to render inapplicable to the Transaction and the transactions contemplated by this Agreement the restrictions contained in the Delaware Management Stability Act and any other “fair price,” “moratorium,” control share acquisition, interested shareholder or other similar antitakeover provision or regulation and any restrictive provision of any antitakeover provision in the articles of incorporation or bylaws of APTI.

Section 4.21  CERTAIN CONTRACTS.  Neither APTI nor any of its Subsidiaries is a party to or bound by (i) any non-competition agreement or any other agreement or obligation which purports to limit the manner in which, or the localities in which, the current business of APTI and its Subsidiaries, taken as a whole, or (to the knowledge of APTI) CCHI and its Subsidiaries, taken as a whole, is conducted or (ii) any executory agreement or obligation which pertains to the acquisition or disposition of any asset, or which provides any third party any lien, claim or preferential right with regard thereto, except, in the case of this clause (ii), for such agreements or obligations that would not have, individually or in the aggregate, an APTI Material Adverse Effect.

Section 4.22  NO RIGHTS PLAN OR AGREEMENT.  APTI has not adopted any so-called “poison pill” rights plan or agreement.

Section 4.23  INTERNAL CONTROLS.

(a) Each of the principal executive officer and the principal financial officer of APTI (or each former principal executive officer and each former principal financial officer of APTI) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the APTI Reports, and the statements contained in such certifications are true and accurate as of the date such certifications were made.

(b) APTI maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) in compliance with the Exchange Act.

(c) Since January 1, 2010, neither APTI’s outside auditors nor the audit committee of the APTI Board has been advised of (i) any material weaknesses in the design or operation of internal control over financial reporting or (ii) any fraud that involves management or other employees who have a significant role in APTI’s internal control over financial reporting, other than as disclosed in APTI’s SEC filings.

Section 4.24  FOREIGN CORRUPT PRACTICES ACT.  Except for such matters as would not, individually or in the aggregate, reasonably be expected to have an APTI Material Adverse Effect, as of the date of this Agreement:

(a) In connection with APTI’s and its Subsidiaries’ compliance with the Foreign Corrupt Practices Act, there have been no voluntary disclosures under the Foreign Corrupt Practices Act.

(b) No governmental entity has notified APTI or any of its Subsidiaries in writing of any actual or alleged violation or breach of the Foreign Corrupt Practices Act.

(c) Neither APTI nor any of its Subsidiaries has undergone or is undergoing any audit, review, inspection, investigation, survey or examination of records, in each case conducted by a governmental entity and relating to APTI’s or its Subsidiaries’ compliance with the Foreign Corrupt Practices Act, and to APTI’s knowledge, there is no basis for any such audit, review, inspection, investigation, survey or examination of records by a governmental entity.

(d) Neither APTI nor any of its Subsidiaries has been or is now under any administrative, civil or criminal charge or indictment or, to APTI’s knowledge, investigation, alleging noncompliance with the Foreign Corrupt Practices Act, nor, to APTI’s knowledge, is there any basis for any such charge, indictment or investigation.

(e) Neither APTI nor any of its Subsidiaries has been or is now a party to any administrative or civil litigation alleging noncompliance with the Foreign Corrupt Practices Act, nor, to APTI’s knowledge, is there any basis for any such proceeding.

ARTICLE 5
COVENANTS

Section 5.1  CONDUCT OF BUSINESS.

(a) Prior to the Effective Time, except as set forth in the APTI Disclosure Letter or as expressly contemplated by this Agreement, or as consented to in advance in writing by CCHI, which consent shall not be unreasonably withheld or delayed, APTI:

(i) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

(ii) shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

(iii) shall not amend its certificate of incorporation or bylaws, except as otherwise expressly provided in this Agreement;

(iv) shall promptly notify CCHI of any material adverse change in its financial condition or business or any termination, cancellation, repudiation or material breach of any APTI Material Contract (or communications expressly indicating the same may be contemplated), or the institution of any material litigation or material governmental complaints, investigations or hearings (or communications in writing indicating the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

(v) shall promptly make available to CCHI (in paper form or via the Internet), to the extent not available on the SEC’s EDGAR website, true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

(vi) shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date of this Agreement and disclosed in the APTI Disclosure Letter, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date of this Agreement; (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date of this Agreement to acquire any shares of its capital stock except pursuant to contractual commitments existing on the date of this Agreement and disclosed in the APTI Disclosure Letter; (C) increase any compensation or benefits of any officer, director, employee or agent of APTI or any of its Subsidiaries or enter into or amend any employment agreement or severance agreement with any of its present or future officers, directors or employees; or (D) except as contemplated by Section 5.4(b) and Section 5.12, adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend (except as required by law) any existing employee benefit plan in any material respect;

(vii) shall not, and, in the case of clause (B) below, shall not permit any of its Subsidiaries to (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock, or (B) redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries or any option, warrant, conversion right or other right to acquire such shares, or make any commitment for any such action other than as contemplated in this Agreement;

(viii) shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) for an amount in excess of $10,000 individually or in the aggregate, except in the ordinary course of business and for fair value, except that at the Effective Time, 100 percent of PTNI, which shall then have assumed 100 percent of any and all liabilities of APTI, shall be distributed by APTI to the APTI Majority Shareholders;

(ix) shall not, and shall not permit any of its Subsidiaries to, except for amounts that in the aggregate do not exceed $10,000, authorize, propose, agree to, enter into or consummate any acquisition of equity interests in or assets of any Person whether by purchase of equity interests, purchase of assets, Transaction, consolidation or other business combination, or in any other manner;

(x) shall not, except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it;

(xi) shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;

(xii) shall not, and shall not permit any of its Subsidiaries to, except where it would not have, individually or in the aggregate, an APTI Material Adverse Effect, (A) make or rescind any express or deemed election relating to Taxes, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where it has the capacity to make such binding election, (B) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (C) change in any respect any of its methods of reporting any item for federal income tax purposes from those employed in the preparation of its federal income Tax Return for the most recent taxable year for which a return has been filed, except as may be required by applicable law;

(xiii) shall not, nor shall it permit any of its Subsidiaries to, (A) incur any indebtedness for borrowed money (except under credit lines in existence as of the date of this Agreement and disclosed in Schedule 5.1(a)(xiii) of the APTI Disclosure Letter or disclosed with reasonable specificity in the APTI Reports) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, (B) except in the ordinary course of business, enter into or materially extend or amend any material lease (whether such lease is an operating or capital lease) or create or materially extend any material mortgages, liens, security interests or other encumbrances on the property of APTI or any of its Subsidiaries in connection with any indebtedness thereof or (C) make or commit to make aggregate capital expenditures in excess of those set forth in Schedule 5.1(a)(xiii) of the APTI Disclosure Letter;

(xiv) shall not take any action that is likely to delay materially or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or the expiration of any applicable waiting period required to consummate the Transaction;

(xv) unless in the good faith opinion of the APTI Board after consultation with its outside legal counsel complying with the following provisions would be inconsistent with the fiduciary duties of the APTI Board and only then if taking such actions would not violate any of the other terms of this Agreement, shall not, and shall not permit any of its Subsidiaries to, terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party; and during such period shall enforce, to the fullest extent permitted under applicable law, the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction;

(xvi) shall not enter into or amend any agreement with any holder of APTI capital stock with respect to holding, voting or disposing of shares of APTI Common Stock, except that at the Effective Time, 100 percent of PTNI, which shall then have assumed any and all liabilities of APTI, shall be distributed by APTI to the APTI Majority Shareholders;

(xvii) shall not by resolution of the APTI Board or any committee thereof cause the acceleration of rights, benefits or payments under any APTI Plans;

(xviii) other than in the ordinary course of business consistent with past practice, enter into, amend or terminate any hedge contracts;

(xix) shall not split, combine, subdivide or reclassify its outstanding shares of capital stock;

(xxii) shall not settle any material claim, action or proceeding, except settlements that do not, individually or in the aggregate, require the payment by APTI and its Subsidiaries of an amount in excess of $10,000;

(xxiii) shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise to take any of the foregoing actions.

Section 5.2  FILINGS; REASONABLE BEST EFFORTS.

(a) Subject to the terms and conditions herein provided, CCHI and APTI shall:

(i) use their reasonable best efforts to satisfy the conditions to closing in Article 6 as promptly as practicable and to cooperate with one another in (1) determining which filings are required to be made prior to the Effective Time with, and which, if any, consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states, in connection with the execution and delivery of this Agreement and the consummation of the Transaction and the transactions contemplated hereby; and (2) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations;

(ii) promptly notify each other of any communication concerning this Agreement or the Transaction to that party from any governmental authority and permit the other party to review in advance any proposed communication concerning this Agreement or the Transaction to any governmental entity;

(iii) not agree to participate in any meeting or discussion with any governmental authority in respect of any filings, investigation or other inquiry concerning this Agreement or the Transaction unless it consults with the other party in advance and, to the extent permitted by such governmental authority, gives the other party the opportunity to attend and participate thereat;

 (iv) furnish the other party with such necessary information and reasonable assistance as such other parties and their respective Affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities.

(b) Without limiting Section 5.2(a) and subject to Section 5.2(c), APTI, PTNI, and CCHI shall:

(i) each use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the Closing, including defending through litigation on the merits any claim asserted in any court by any party; and

(ii) each use its reasonable best efforts to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any governmental entity with respect to the Transaction so as to enable the Closing to occur as soon as reasonably possible.

(c) Neither APTI nor PTNI nor CCHI shall, without the other party’s prior written consent, commit to any divestitures, licenses, hold separate arrangements or similar matters, including covenants affecting business operating practices (or allow its Subsidiaries to commit to any divestitures, licenses, hold separate arrangements or similar matters) in connection with the transactions contemplated under this Agreement, but the parties shall commit or consent to, and shall use reasonable efforts to effect (and shall cause their Subsidiaries to commit or consent to and use reasonable efforts to effect), any such divestitures, licenses, hold separate arrangements or similar matters as any governmental entity shall request if such divestitures, licenses, hold separate arrangements or similar matters are required by any such governmental entity as a condition to resolving such governmental entity’s objections to the Transaction or obtaining its approval of the Transaction and are contingent upon consummation of the Transaction; provided that, notwithstanding anything to the contrary in this Section 6.5(c) or the remainder of this Agreement, neither APTI, CCHI nor any of their respective Subsidiaries shall be required to agree (with respect to (x) APTI or its Subsidiaries or (y) CCHI or its Subsidiaries) to any divestitures, licenses, hold separate arrangements or similar matters, including covenants affecting business operating practices, if such divestitures, licenses, arrangements or similar matters, individually or in the aggregate, would materially impair the business operations of CCHI, APTI and their Subsidiaries, taken as a whole, as combined in the manner currently intended by the parties.

Section 5.3  INSPECTION AND DUE DILIGENCE.  From the date of this Agreement to the Effective Time, CCHI and APTI shall allow all designated officers, attorneys, accountants and other representatives of the other party reasonable access at all reasonable times upon reasonable notice to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of CCHI and its Subsidiaries or APTI and its Subsidiaries, including inspection of such properties; provided that no investigation pursuant to this Section 5.3 shall affect any representation or warranty given by any party hereunder, and provided further that notwithstanding the provision of information or investigation by any party, no party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement. Notwithstanding the foregoing, no party shall be required to provide any information which it reasonably believes it may not provide to any other party by reason of applicable law, rules or regulations, which that party reasonably believes constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contract or agreement with third parties. The parties hereto will make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. CCHI and APTI agree that they will not, and will cause their representatives not to, use any information obtained pursuant to this Section 5.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. All nonpublic information obtained pursuant to this Section 5.3 shall be governed by the Section 9 - Confidentiality of the letter of intent executed by the parties and dated May 13, 2011 (the “Confidentiality Clause”).

Section 5.4  PUBLICITY.  CCHI, PTNI, and APTI will consult with each other and will mutually agree upon any press releases or public announcements pertaining to this Agreement or the transactions contemplated hereby and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement.

Section 5.5  INFORMATION STATEMENT.  As promptly as reasonably practicable following the date of this Agreement, APTI and CCHI shall cooperate in preparing and shall cause to be filed with the SEC a mutually acceptable Information Statement, pursuant to Section 14(c) of the Securities and Exchange Act of 1934, (the “Information Statement”). Each of APTI and CCHI shall use reasonable best efforts to have the Information Statement cleared by the SEC. Each of APTI and CCHI shall, as promptly as practicable after receipt thereof, provide the other parties with copies of any written comments, and advise each other of any oral comments, with respect to the Information Statement received from the SEC. APTI and CCHI shall cooperate and provide the other parties with a reasonable opportunity to review and comment on any amendment or supplement to the Information Statement prior to filing such with the SEC, and each will provide each other party with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Information Statement shall be made without the approval of both APTI and CCHI, which approval shall not be unreasonably withheld or delayed; provided that, with respect to documents filed by a party hereto that are incorporated by reference in the Information Statement, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; and provided, further, that APTI, in connection with a change in the recommendation of the APTI Board as to the Transaction, and CCHI, in connection with a change in the recommendation of the CCHI Board as to the Transaction, may amend or supplement the Information Statement (including by incorporation by reference) to effect such a change, and in such event, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, and shall be subject to the right of each party to have its Board of Directors’ deliberations and conclusions accurately described. APTI will use reasonable best efforts to cause the Information Statement to be mailed to APTI shareholders, as promptly as practicable after the Information Statement has been reviewed and approved for mailing. If, at any time prior to the Effective Time, any information relating to APTI or CCHI, or any of their respective Affiliates, officers or directors, is discovered by APTI or CCHI and such information should be set forth in an amendment or supplement to the Information Statement so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party hereto discovering such information shall promptly notify the other parties and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of APTI.

Section 5.6  EXPENSES.  Whether or not the Transaction is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

Section 5.7  TAX QUALIFICATION.

(a) CCHI shall use its reasonable best efforts to, and to cause each of its Subsidiaries to cause the Transaction to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.  CCHI shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action that would prevent or impede the Transaction from qualifying as a reorganization” within the meaning of Section 368(a) of the Code.

(b) APTI shall use its reasonable best efforts to, and to cause each of its Subsidiaries to cause the Transaction to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.  CCHI shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action that would prevent or impede the Transaction from qualifying as a reorganization” within the meaning of Section 368(a) of the Code.

Section 5.8  COMPANY NAME.  At or prior to the Effective Time, the bylaws of APTI shall be amended and restated in such a manner that immediately upon consummation of the Transaction, APTI shall change its name to Crown City Pictures, Inc., subject to obtaining approval from APTI’s stockholders to amend APTI’s certificate of incorporation for such purpose.

Section 5.9  NO CONTROL OF OTHER PARTY’S BUSINESS.  Nothing contained in this Agreement shall give CCHI, directly or indirectly, the right to control or direct APTI’s operations or give APTI, directly or indirectly, the right to control or direct CCHI’s operations prior to the Effective Time. Prior to the Effective Time, each of APTI and CCHI shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

ARTICLE 6
CONDITIONS

Section 6.1  CONDITIONS TO EACH PARTY’S OBLIGATION TO EFFECT THE TRANSACTION.  The respective obligations of each party to effect the Transaction shall be subject to the fulfillment or waiver in writing by mutual agreement of the parties at or prior to the Closing Date of the following conditions:

(a) The APTI Requisite Vote shall have been obtained, as required by Delaware Law and in accordance with applicable securities laws.

(b) None of the parties hereto shall be subject to any decree, order or injunction of a United States federal or state court of competent jurisdiction, which prohibits the consummation of the Transaction, and no statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of the Transaction.

(c)    The Parties shall have timely obtained from any applicable Governmental Entity all approvals, waivers, consents or indications of non-objection, if any, necessary for consummation of or in connection with the transactions contemplated hereby.

Section 6.2  CONDITIONS TO OBLIGATION OF CCHI TO EFFECT THE TRANSACTION.  The obligation of CCHI to effect the Transaction shall be subject to the fulfillment or waiver in writing by CCHI at or prior to the Closing Date of the following conditions:

(a) (i) APTI shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, (ii) The representations and warranties of APTI set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date.

(b)  Since the date of this Agreement, there shall not have occurred any event, development, circumstance or set of circumstances, which, individually or in the aggregate, has had or would reasonably be expected to have an APTI Material Adverse Effect.

(c)   All of the debts and liabilities of APTI and all assets of APTI, shall be transferred to and assumed by NPTI, and NPTI and the APTI Majority Shareholders shall have indemnified and held harmless CCHI from any loss, liabiliiaty, damages or responsibilities relating thereto.

(d)  APTI shall have effected the transfer of 100 percent of the equity interest of PTNI to the APTI Majority Shareholders, as provided in Section 1.2 of this Agreement.

(e) The APTI Majority Shareholders shall deliver the APTI common shares to APTI, pursuant to Section 2.1 of this Agreement.

(f)  APTI shall cancel the APTI common shares, pursuant to Section 2.1 of this Agreement.

(g)  APTI shall have adopted, and filed as required, a Statement of Rights and Preferences  for the preferred stock to be issued purasuant to Section 2.2 of this Agreement containing 51% voting rights and such other rights and preferences as are satisfactory to CCHI;

(h)    APTI shall issue shares of its common and preferred stock to or as directed by, CCHI, pursuant to Section 2.3 of this Agreement.

Section 6.3  CONDITIONS TO OBLIGATION OF APTI TO EFFECT THE TRANSACTION.  The obligations of APTI to effect the Transaction shall be subject to the fulfillment or waiver in writing by APTI at or prior to the Closing Date of the following conditions:

(a) (i) CCHI shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, (ii) The representations and warranties of CCHI set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date.

(b)  Since the date of this Agreement, there shall not have occurred any event, development, circumstance or set of circumstances, which, individually or in the aggregate, has had or would reasonably be expected to have a CCHI Material Adverse Effect.

(c)   CCHI shall have transferred and conveyed to APTI all of the issued and outstanding stock of CCPI.

ARTICLE 7
TERMINATION

Section 7.1  TERMINATION BY MUTUAL CONSENT.  This Agreement may be terminated at any time prior to the Effective Time by the mutual written agreement of CCHI, the APTI Majority Shareholders, and APTI approved by action of their respective Boards of Directors in their respective discretion for any reason.

Section 7.2  TERMINATION BY APTI OR CCHI.  At any time prior to the Effective Time, this Agreement may be terminated by CCHI, or the APTI Majority Shareholders, or APTI, in either case by action of the CCHI Board or APTI Board, provided that the right to terminate this Agreement under this Section 7.2 shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Transaction to occur on or before such time and such action or failure to act constitutes a breach of this Agreement, if a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (including the enactment of any statute, rule, regulation, decree or executive order) permanently restraining, enjoining or otherwise prohibiting the Transaction and such order, decree, ruling or other action (including the enactment of any statute, rule, regulation, decree or executive order) shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 7.2 shall have shall have used its reasonable best efforts to remove such injunction, order or decree.

Section 7.3  TERMINATION BY CCHI.  At any time prior to the Effective Time, this Agreement may be terminated by CCHI, by action of the CCHI Board, if:

(a) (i) there has been a breach by APTI of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of APTI shall have become untrue, in either case such that the conditions set forth in Section 6.2(a)-(c) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to APTI by CCHI; provided, however, that the right to terminate this Agreement pursuant to this Section 7.3(a) shall not be available to CCHI if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in 7.2(a)-(c) shall not be satisfied;

(b) prior to obtaining the APTI Requisite Vote, the APTI Board shall have made an Adverse Recommendation Change; or

Section 7.4  TERMINATION BY APTI.  At any time prior to the Effective Time, this Agreement may be terminated by APTI, by action of the APTI Board, if:

(a) (i) there has been a breach by CCHI of any representation, warranty covenant or agreement set forth in this Agreement or if any representation or warranty of CCHI shall have become untrue, in either case such that the conditions set forth in 6.3(a)-(b) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given by APTI to CCHI; provided, however, that the right to terminate this Agreement pursuant to this Section 7.4(a) shall not be available to APTI if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in 6.3(a)-(b) shall not be satisfied;

(b) prior to obtaining the CCHI Requisite Vote, the CCHI Board shall have made an Adverse Recommendation Change.

Section 7.5  AUTOMATIC TERMINATION.  Unless extended in writing by the parties, this Agreemetn shall terminate if the Transaction has not closed by July 31, 2011.

Section 7.6  EFFECT OF TERMINATION. If this Agreement is terminated as provided in Section 7.1, 7.2, 7.3, 7.4 or 7.5, there shall be no liability or obligation on the part of any of the Parties or their respective officers, directors, stockholders or Affiliates; provided, that nothing herein shall relieve any party from liability for intentional breach of this Agreement or for fraud in connection with this Agreement or the transactions contemplated hereby.

ARTICLE 8
GENERAL PROVISIONS

Section 8.1  SURVIVAL.  (a) In the event of termination of this Agreement and the abandonment of the Transaction pursuant to Article 8, all rights and obligations of the parties hereto shall terminate.

(b) None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Transaction; provided, however, that this Article 8 and the agreements contained in Section 5.6 shall survive the consummation of the Transaction, unless otherwise provided herein.

Section 8.2  NOTICES.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by courier service (with proof of service), hand delivery, certified or registered mail (return receipt requested and first-class postage prepaid) or electronic mail (with electronic confirmation of delivery), addressed as follows:

(a) if to Crown City Pictures, Inc.:

Crown City Pictures, Inc.
P.O. Box 6162
Burbank, CA 91510

(b) if to APTI:

American Post Tension, Inc.
1179 Center Point Drive
Henderson, NV 89074

(c) if to PTNI:

Post Tension of Nevada, Inc.
1179 Center Point Drive
Henderson, NV 89074

(d) if to the APTI Majority Shareholders:

Ed Hohman
John Hohman
1179 Center Point Drive
Henderson, NV 89074

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered, emailed or mailed.

Section 8.3   ASSIGNMENT; BINDING EFFECT.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.4  ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; NO OTHER REPRESENTATIONS AND WARRANTIES.

(a) This Agreement (which constitutes a “Definitive Agreement”), the Confidentiality Agreement (other than Sections 3 and 9 thereof, which are hereby suspended and shall be of no further force or effect during the term of this Agreement and after the Effective Time, but shall come back into effect if this Agreement is terminated without the consummation of the Transaction), the exhibits and schedules to this Agreement, the CCHI Disclosure Letter, the APTI Disclosure Letter and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

(b) This Agreement (which constitutes a “Definitive Agreement”), the Confidentiality Agreement, the exhibits and schedules to this Agreement, the CCHI Disclosure Letter, the APTI Disclosure Letter, the PTNI Disclosure Letter and any documents delivered by the parties in connection herewith are not intended to confer upon any Person other than the parties any rights or remedies other than (i) the right of APTI, on behalf of its shareholders, to pursue damages and other relief, including equitable relief, in the event of CCHI’s willful and material breach of any of its representations and warranties in this Agreement or willful and material breach of any of its covenants and agreements in this Agreement, which right is hereby acknowledged and agreed by CCHI, and (ii) the right of CCHI, on behalf of its stockholders, to pursue damages and other relief, including equitable relief, in the event of APTI’s willful and material breach of any of its representations and warranties in this Agreement or willful and material breach of any of its covenants and agreements in this Agreement, which right is hereby acknowledged and agreed by APTI; provided, however, that the rights granted pursuant to clauses (i) and (ii) shall be enforceable on behalf of holders of APTI Common Stock only by APTI in its sole and absolute discretion or on behalf of holders of CCHI Common Stock only by CCHI in its sole and absolute discretion, it being understood and agreed that any and all interests in such claims shall attach to such shares of APTI Common Stock or CCHI Common Stock, as applicable, and subsequently trade and transfer therewith and, consequently, any damages, settlements or other amounts recovered or received by APTI or CCHI, as applicable, with respect to such claims (net of expenses incurred by APTI or CCHI, as applicable, in connection therewith) may, in APTI’s or CCHI’s, as applicable, sole and absolute discretion, be (x) as applicable, distributed, in whole or in part, by APTI to the holders of shares of APTI Common Stock of record as of any date determined by APTI or by CCHI to the holders of shares of CCHI Common Stock of record as of any date determined by CCHI or (y) as applicable, retained by APTI for the use and benefit of APTI on behalf of its shareholders in any manner APTI deems fit or retained by CCHI for the use and benefit of CCHI on behalf of its stockholders in any manner CCHI deems fit.

(c) EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER APTI NOR CCHI MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY OTHER PARTY OR ANY OTHER PARTY’S

REPRESENTATIVES OF ANY DOCUMENT OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

Section 8.5  AMENDMENTS.  This Agreement may be amended by the parties hereto, by action taken or authorized by the CCHI Board and the APTI Board, at any time before or after approval of matters presented in connection with the Transaction by the stockholders of CCHI or APTI, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 8.6  ARBITRATION AND GOVERNING LAW.  THE PARTIES HEREBY AGREE THAT ANY AND ALL CLAIMS (EXCEPT ONLY FOR REQUESTS FOR INJUNCTIVE OR OTHER EQUITABLE RELIEF) WHETHER EXISTING NOW, IN THE PAST OR IN THE FUTURE AS TO WHICH THE PARTIES OR ANY AFFILIATES MAY BE ADVERSE PARTIES, AND WHETHER ARISING OUT OF THIS AGREEMENT OR FROM ANY OTHER CAUSE, WILL BE RESOLVED BY ARBITRATION BEFORE THE AMERICAN ARBITRATION ASSOCIATION WITHIN THE STATE OF FLORIDA.

(a) The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the State of Florida.  Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

(b) The law applicable to the arbitration and this Agreement shall be that of the State of Florida, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

(c) The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order.  The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

(d) Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

(e) Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement.  Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this Agreement.

(f) In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

(g) The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

(h) It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

Section 8.7  COUNTERPARTS.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

Section 8.8  HEADINGS.  Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

Section 8.9  INTERPRETATION.  In this Agreement:

(a) Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

(b) The words “include”, “includes” and “including” are not limiting.

(c) The phrase “to the knowledge of” and similar phrases relating to (i) knowledge of CCHI shall mean the actual knowledge of its Chief Executive Officer; President; Senior Vice President and Chief Financial Officer; Senior Vice President, Supply and Marketing; and Vice President, General Counsel and Secretary and (ii) knowledge of APTI shall mean the actual knowledge of its Chairman of the Board, President and Chief Executive Officer; Executive Vice President and Chief Financial Officer; Vice President, General Counsel and Secretary; Vice President — Refining Operations; and Vice President — Commercial Operations.

(d) “Affiliate” means, with respect to any Person, any other Person, whether or not for profit, that controls, is controlled by, or is under common control with the first Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, through other voting rights, by contract or otherwise.

(e) “Controlled Affiliate” means, with respect to any Person, any other Person, whether or not for profit, that is directly or indirectly controlled by the first Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, through other voting rights, by contract or otherwise.

(f) “EBITDA” means earnings before interest, taxes, depreciation and amortization, in each case as such items are determined in accordance with GAAP, as shown on the applicable publicly-filed financial statements.

(g) “Material Adverse Effect” with respect to CCHI or APTI shall mean any change, effect, occurrence, state of facts or development that, individually or in the aggregate, materially and adversely affects (A) the business, assets and liabilities (taken together), results of operations or financial condition of such Person and its Subsidiaries on a consolidated basis or (B) the ability of such Person to consummate the transactions contemplated by this Agreement or fulfill the conditions to closing set forth in Article 6, except to the extent (in the case of clause (A) above) that such change, effect, occurrence, state of facts or development results from (I) general economic, regulatory or political conditions or changes therein in the United States or the other countries in which such party operates; (II) financial or securities market fluctuations or conditions; (III) changes in, or events or conditions affecting, the petroleum refining industry generally; (IV) the announcement or pendency of the Transaction or compliance with the terms and conditions of Section 5.1 hereof; (V) stockholder class action or other litigation arising from allegations of a breach of fiduciary duty relating to this Agreement; (VI) any failure, in and of itself, by such Person to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect); (VII) any change, in and of itself, in the market price or trading volume of such Person’s securities or in such Person’s credit rating (it being understood that the facts or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect); or (VIII) any change in applicable law, regulation or GAAP (or authoritative interpretation thereof), except, in the case of clauses (I), (II), (III) and (VIII) only to the extent such changes, effects, occurrences, state of facts or developments affect such Person disproportionately relative to other participants in the petroleum refining industry. “CCHI Material Adverse Effect” PTNI Material Adverse Effect, and “APTI Material Adverse Effect” mean a Material Adverse Effect with respect to CCHI, PTNI, and APTI, respectively.

(h) “Person” or “person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization, including any government and any agency or instrumentality thereof.

(i) “Subsidiary” when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party directly or indirectly is a general partner.

Section 8.10  WAIVERS.  Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. The failure of any party to this Agreement to assert any of its rights under this Agreement shall not constitute a waiver of such rights.

Section 8.11  SEVERABILITY.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 8.12  LIMITATION ON DAMAGES.  IN NO EVENT SHALL ANY PARTY BE LIABLE IN RESPECT OF THIS AGREEMENT FOR PUNITIVE OR EXEMPLARY DAMAGES.

Section 8.13  EXTENSION; WAIVER.  At any time prior to the Effective Time, each party may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.14 DISCLOSURE LETTERS.  The parties acknowledge and agree that (a) the CCHI Disclosure Letter, the APTI Disclosure Letter, and the PTNI Disclosure Letter (each a “Disclosure Letter”) may include certain items and information solely for informational purposes for the convenience of the other party and (b) the disclosure by either party of any matter in its Disclosure Letter shall not be deemed to constitute an acknowledgment by such party that the matter is required to be disclosed by the terms of this Agreement or that the matter is material. If any Disclosure Letter discloses in any section or schedule thereof an item or information in such a way as to make its relevance to the disclosure required by another section or schedule thereof readily apparent, the matter shall be deemed to have been disclosed in such other section or schedule, notwithstanding the omission of an appropriate cross-reference to such other section or schedule.

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

CROWN CITY PICTURES, INC.
BY:    /s/ Henry Jan
NAME: HENRY JAN
ITS: CEO

AMERICAN POST TENSION, INC.

BY:___/s/ Edward Hohman____________
NAME: EDWARD HOHMAN
ITS: CEO

POST TENSION OF NEVADA, INC.

BY:___/s/ Edward Hohman____________
 NAME: EDWARD HOHMAN
ITS: CEO

 APTI MAJORITY SHAREHOLDERS:

 ______/s/ Edward Hohman___________
NAME: EDWARD HOHMAN
SHAREHOLDER REPRESENTING 38.58%

_______/s/ John Hohman ____________
NAME: JOHN HOHMAN
SHAREHOLDER REPRESENTING 38.43%